Exhibit 10.2

ENERGOUS CORPORATION

2015 PERFORMANCE SHARE UNIT PLAN

Energous Corporation, a Delaware corporation, sets forth herein the terms and conditions of its 2015 Performance Share Unit Plan, as follows:

1.	PURPOSE

The Plan is intended to enhance the ability of the Company and its Affiliates to attract and retain highly qualified officers, non-employee directors, key employees, consultants, and advisors, and to motivate such officers, directors, key employees, consultants, and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of Performance Share Units.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1. “Acquiror” shall have the meaning set forth in Section 10.2.1.

2.2. “Affiliate” means any company or other trade or business that “controls,” is “controlled by,” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

2.3. “Award” means a grant under the Plan of Performance Share Units.

2.4. “Award Agreement” means a written agreement between the Company and a Grantee, in substantially the form set forth as Exhibit A (or such other form as the Committee may determine from time to time), that evidences and sets out the terms and conditions of an Award.

2.5. “Board” means the Board of Directors of the Company.

2.6. “Business Combination” shall have the meaning set forth in Section 10.2.2.

2.7. “Cause” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means: (i) the commission of any act by a Grantee constituting financial dishonesty against the Company or its Affiliates (which act would be chargeable as a crime under applicable law); (ii) a Grantee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality, or harassment which would (a) materially adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders, or other third parties with whom such entity does or might do business or (b) expose the Company or any of its Affiliates to a risk of civil or criminal legal damages, liabilities, or penalties; (iii) the repeated failure by a Grantee to follow the directives of the chief executive officer of the Company or any of its Affiliates or the Board, or (iv) any material misconduct, violation of the Company’s or Affiliates’ policies, or willful and deliberate non-performance of duty by the Grantee in connection with the business affairs of the Company or its Affiliates.

2.8. “Change in Control” shall have the meaning set forth in Section 10.2.2.

2.9. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions, and other regulatory and judicial authority issued or rendered thereunder.

2.10. “Committee” means the Compensation Committee of the Board, or such other committee as determined by the Board. The Compensation Committee of the Board may designate a subcommittee of its members to serve as the Committee (to the extent the Board has not designated another person, committee, or entity as the Committee). The Board shall cause the Committee to satisfy the applicable requirements of any securities exchange on which the Shares may then be listed. For purposes of Awards to Covered Employees intended to qualify as “performance-based compensation” under Section 162(m), to the extent required by Section 162(m), Committee means all of the members of the Compensation Committee who are “outside directors” within the meaning of Section 162(m). For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act.

2.11. “Company” means Energous Corporation, a Delaware corporation.

2.12. “Common Stock” means the common stock of the Company, par value $.00001 per share.

2.13. “Consultant” means a consultant or advisor that provides bona fide services to the Company or any Affiliate and who qualifies as a consultant or advisor for purposes of Form S-8.

2.14. “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Section 162(m)(3).

2.15. “Disability” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically-determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months.

2.16. “Effective Date” means May 21, 2015, the date the Plan was approved by the Stockholders.

2.17. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. References to the Exchange Act shall include the valid and binding governmental regulations, court decisions, and other regulatory and judicial authority issued or rendered thereunder.

2.18. “Fair Market Value” of a Share as of a particular date means (i) if the Shares are listed on a national securities exchange, the closing or last price of a Share on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the Shares are not then listed on a national securities exchange, or the value of Shares is not otherwise determinable, such value as determined by the Board.

2.19. “Grant Date” means the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.20. “Grantee” means a person who receives or holds an Award.

2.21. “Incumbent Directors” shall have the meaning set forth in Section 10.2.2.

2.22. “Issued Shares” means, collectively, all outstanding Shares issued pursuant to Awards.

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2.23. “New Shares” shall have the meaning set forth in Section 10.1.

2.24. “Performance Share Unit” means a bookkeeping entry reflecting the right of a Grantee to receive a Share in the future, on the terms and subject to the conditions of Section 8 and the applicable Award Agreement.

2.25. “Plan” means this Energous Corporation 2015 Performance Share Unit Plan.

2.26. “Section 162(m)” means Code Section 162(m).

2.27. “Section 409A” means Code Section 409A.

2.28. “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended. References to the Securities Act shall include the valid and binding governmental regulations, court decisions, and other regulatory and judicial authority issued or rendered thereunder.

2.29. “Separation from Service” means a termination of Service of or by a Service Provider for any reason or no reason; provided, however, that if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.30. “Service” means service as a Service Provider to the Company or an Affiliate. A Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.31. “Service Provider” means an employee, officer, non-employee member of the Board, or Consultant of the Company or an Affiliate.

2.32. “Share” means a share of Common Stock.

2.33. “Stockholders” means the stockholders of the Company.

2.34. “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

2.35. “Termination Date” means the date that is 10 years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2.

2.36. “Voting Securities” shall have the meaning set forth in Section 10.2.2.

3.	ADMINISTRATION OF THE PLAN

3.1. General

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter (as in effect from time to time), and with respect to the power and authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, unless such power or authority is specifically reserved by the Board. Except as specifically provided in Section 9 or as otherwise may be required by applicable law, regulatory requirement, or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided, however, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Shares may then be listed. All decisions and actions by the Board or the Committee under the Plan, including the interpretation or construction of any provision of the Plan, any Award, or any Award Agreement, shall be in the sole discretion of the Board or the Committee, as applicable, and shall be final, binding, and conclusive. Without limitation, the Board shall have full and final power and authority, subject to the other terms and conditions of the Plan, to:

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(i)            designate Grantees;

(ii)            determine the number of Shares to be subject to an Award;

(iii)            establish the terms and conditions of each Award;

(iv)            prescribe the form of each Award Agreement; and

(v)            amend, modify, or supplement the terms of any outstanding Award, including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

3.2. Forfeitures; Clawbacks

Upon notification of a Separation from Service for Cause, any outstanding Award held by the Grantee, whether vested or unvested, shall terminate immediately, such Award shall be forfeited, and the Grantee shall have no further rights thereunder.

Any Award, amount, or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time, including the requirements of (i) Section 304 of the Sarbanes Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing rules and regulations thereunder; (ii) similar rules under the laws of any other jurisdiction; and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Board to be applicable to the Grantee. By accepting an Award, the Grantee shall be deemed to have acknowledged and consented to the Company’s application, implementation, and enforcement of any applicable Company clawback policy that may apply to the Grantee, whether adopted prior to or following the date of the Award, and any provision of applicable law relating to cancellation, recoupment, rescission, or payback of compensation, and to have agreed that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

If the Grantee breaches a non-competition, non-solicitation, non-disclosure, non-disparagement, or other restrictive covenant set forth in an Award Agreement or any other agreement between the Grantee and the Company or any Affiliate, whether during the Grantee’s Service or after the Grantee’s Separation from Service, in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Grantee shall forfeit or pay to the Company:

(i)            any and all outstanding Awards granted to the Grantee, including Awards that have become earned or vested;

(ii)            any Shares held by the Grantee in connection with the Plan that were acquired by the Grantee after the Grantee’s Separation from Service and within the 12-month period immediately preceding the Grantee’s Separation from Service; and

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(iii)            the profit realized by the Grantee from the sale, or other disposition for consideration, of any Shares received by the Grantee in connection with the Plan after the Grantee’s Separation from Service, and within the 12-month period immediately preceding the Grantee’s Separation from Service where such sale or disposition occurs in such similar time period.

3.3. Deferral Arrangement

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred stock units.

3.4. No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or Award Agreement.

4.	SHARES SUBJECT TO THE PLAN

Subject to adjustment under Section 10, the aggregate number of Shares that shall be available for the grant of Awards is 1,310,104. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares, treasury Shares, or Shares purchased on the open market or otherwise.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Term

The Plan shall be effective as of the Effective Date, provided that it has been approved by the Stockholders. The Plan shall terminate automatically on the 10-year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2. Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards that have not been made. An amendment shall be contingent on approval of the Stockholders to the extent stated by the Board, required by applicable law, or required by applicable securities exchange listing requirements. No Awards shall be made after the Termination Date. The applicable terms and conditions of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date, shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY

Awards may be made to any Service Provider as the Committee shall determine and designate from time to time.

7.	AWARD AGREEMENT

The grant of any Award may be contingent upon the Grantee executing an Award Agreement. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.

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8.	TERMS AND CONDITIONS OF PERFORMANCE SHARE UNITS

8.1. Performance Measures and Terms and Conditions

Performance Share Units shall be eligible to become earned during an applicable performance period based upon the level of the Company’s market capitalization during and at the end of such performance period, as set forth in the applicable Award Agreement. At the time of grant, the Board may establish a period of time and any additional terms and conditions applicable to Performance Share Units. Each Award of Performance Share Units may be subject to different restrictions.

8.2. Rights of Holders of Performance Share Units

8.2.1. Settlement of Performance Share Units

Performance Share Units shall be settled in Shares in accordance with the terms of the applicable Award Agreement.

8.2.2. Voting and Dividend Rights

Holders of Performance Share Units shall not have rights as Stockholders, including voting or dividend or dividend equivalent rights.

8.2.3. Creditor’s Rights

A holder of Performance Share Units shall have no rights other than those of a general creditor of the Company. Performance Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the Plan and the applicable Award Agreement.

8.3. Delivery of Shares

Upon the satisfaction of all applicable terms and conditions prescribed by the Board, the restrictions applicable to Performance Share shall lapse, and a stock certificate for such Shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be; provided, however, that the Company may elect to satisfy any requirement for the delivery of stock certificates through the use of book entry.

8.4. Status of Performance Share Units under Section 162(m)

It is the intent of the Company that Performance Share Units granted to persons who are designated by the Board as likely to be Covered Employees within the meaning of Section 162(m) shall, if so designated by the Board, qualify as “performance-based compensation” under Section 162(m); accordingly, such Performance Share Units shall be administered and interpreted in a manner consistent with Section 162(m). The foregoing notwithstanding, because the Board cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Board, at the time of grant of Performance Share Units, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to Performance Share Units does not comply or is inconsistent with the applicable requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. The maximum number of Shares that may be subject to Performance Share Units that are granted to any one Grantee during any calendar year and that are intended to qualify as “performance-based compensation” under Section 162(m), and then only to the extent that such limitation is required by Section 162(m), shall be 639,075. Notwithstanding anything herein to the contrary, the Board may provide for Performance Share Units to Covered Employees that are not intended qualify as “performance-based compensation” under Section 162(m).

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9.	REQUIREMENTS OF LAW

9.1. General

The Company shall not be required to issue Shares under any Award if the issuance of such Shares would constitute a violation by the Grantee, any other person, or the Company of any provision of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Company determines that the listing, registration, or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or any other person pursuant to such Award unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the Grantee or other person may acquire such Shares pursuant to an exemption from registration under the Securities Act. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority.

9.2. Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards granted to officers and directors will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

10.	EFFECT OF CHANGES IN CAPITALIZATION

10.1. Adjustments for Changes in Capital Structure

Subject to any required action by the Stockholders, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the Stockholders in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number and class of Shares subject to the Plan and to any outstanding Awards in order to prevent dilution or enlargement of Grantees’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the Shares that are of the same class as the Shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to the outstanding Awards and the outstanding Awards shall be adjusted by the Board in a fair and equitable manner. The Board may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. Adjustments determined by the Board pursuant to this Section 10.1 shall be made in accordance with Section 409A to the extent applicable.

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10.2. Change in Control

10.2.1. Consequences of a Change in Control

Subject to the requirements and limitations of Section 409A if applicable, the Board may provide for any one or more of the following in connection with a Change in Control:

(a)            Accelerated Vesting. In the event of a Change in Control, all outstanding Awards made to non-employee directors shall be automatically deemed earned based on the applicable transaction price and such Awards shall be payable in full in connection therewith. In the event of a Change in Control, the Board may take such actions as it deems appropriate to provide for the acceleration of the vesting or settlement in connection with such Change in Control of each or any other outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions, including termination of the Grantee’s Service prior to, upon, or following such Change in Control, to such extent as the Board shall determine.

(b)            Assumption, Continuation, or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Grantee, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section 10.2.1, if so determined by the Board, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property, or a combination thereof) to which a holder of a Shares on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per Share consideration received by holders of Shares pursuant to the Change in Control. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board may determine such Fair Market Value per Share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)            Cash-Out of Awards. The Board may, without the consent of any Grantee, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Board) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Shares in the Change in Control. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board may determine such Fair Market Value per Share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Grantees in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

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10.2.2. Change in Control Defined

A “Change in Control” means the consummation of any of the following events:

(a)            the acquisition, other than from the Company, by any individual, entity, or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the Securities Act), or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); or

(b)            a reorganization, merger, consolidation, or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

(c)            a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or

(d)            during any period of 24 consecutive months, the Incumbent Directors cease to constitute a majority of the Board; “Incumbent Directors” means individuals who were members of the Board at the beginning of such period or individuals whose election or nomination for election to the Board by the Stockholders was approved by a vote of at least a majority of the then Incumbent Directors (but excluding any individual whose initial election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).

Notwithstanding the foregoing, if it is determined that an Award is subject to the requirements of Section 409A and payable upon a Change in Control, the Company shall not be deemed to have undergone a Change in Control for purposes of the Plan unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

10.3. Adjustments

Adjustments under this Section 10 related to Shares or other securities of the Company shall be made by the Board. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

11.	No Limitations on Company

The making of Awards shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

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12.	TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

12.1. Disclaimer of Rights

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, no Award shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

12.2. Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including the granting of stock options as the Board determines desirable.

12.3. Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award or (ii) otherwise due in connection with an Award. At the time of such vesting or lapse, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold the minimum required number of Shares otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 12.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

12.4. Captions

The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

12.5. Other Provisions

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement shall govern.

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12.6. Number and Gender; References

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires. Unless provided otherwise, all references to articles, sections, exhibits, attachments, and the like shall be to articles, sections, exhibits, attachments, and the like in the Plan.

12.7. Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

12.8. Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

12.9. Section 409A

The Plan is intended to comply with Section 409A to the extent subject thereto and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company nor the Committee shall have any liability to any Grantee for such tax or penalty.

12.10. Transferability of Awards and Issued Shares

12.10.1. Transfers in General

No Award shall be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of by the Grantee to whom it is granted, other than by will or the laws of descent and distribution or under a domestic relations order in settlement of marital property rights and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

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12.10.2. Issued Shares

No Issued Shares shall be sold, assigned, transferred, pledged, hypothecated, given away, or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless (i) such transfer is in compliance with the terms of the applicable Award, all applicable securities laws, and with the terms and conditions of the Plan and (ii) the transferee consents in writing to be bound by the provisions of the Plan, if so required by the Board. In connection with any proposed transfer, the Board may require the transferor to provide at the transferor’s own expense an opinion of counsel to the transferor, satisfactory to the Board, that such transfer is in compliance with all foreign, federal, and state securities laws. Any attempted disposition of Issued Shares not in accordance with the terms and conditions of this Section 12.10.2 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Issued Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition, and shall not in any way give effect to any such disposition of Issued Shares.

Adopted by the Board: April 10, 2015

Approved by the Stockholders: May 21, 2015

Scheduled Termination Date: May 21, 2025

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Exhibit A

ENERGOUS CORPORATION

2015 PERFORMANCE SHARE UNIT PLAN

Performance Share Unit Award Agreement

GRANTED TO	GRANT DATE	NUMBER OF PERFORMANCE SHARE UNITS
[Name]	[Date]	[●]

This Performance Share Unit Award Agreement (“Award Agreement”) is made between Energous Corporation, a Delaware corporation (the “Company”), and you, a Service Provider to the Company.

The Company sponsors the 2015 Performance Share Unit Plan (the “Plan”). The Plan and a prospectus describing the Plan (the “Prospectus”) have been delivered to you. Copies of the Plan are available upon request, and the Plan’s terms, conditions, and provisions are incorporated herein by reference. When used herein, the terms that are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

The Performance Share Units covered by this Award Agreement are subject to the following terms, conditions, and provisions:

1.	Subject to the terms and conditions of the Plan and this Award Agreement, the Company awards to you the number of Performance Share Units shown above. Each Performance Share Unit represents your right to receive one Share in the future upon the terms and subject to the conditions of the Plan and this Award Agreement.

2.	You acknowledge having read the Prospectus and agree to be bound by all of the terms and conditions of the Plan and this Award Agreement.

3.	The Performance Share Units covered by this Award shall become earned by, and payable to, you on the following terms and subject to the following conditions:

(a)	Performance Period

(i)	The “Performance Period” for the Performance Share Units shall begin on the Grant Date specified in the Award Agreement and shall end on the earliest of your Separation from Service, a Liquidation Event, and December 31, 2018.

(ii)	Any Performance Share Units that are unearned at the end of the Performance Period shall be immediately canceled and forfeited.

(iii)	“Liquidation Event” means the consummation of a merger, acquisition, consolidation, or other transaction (other than an equity financing) following which the holders of the Company’s outstanding Voting Securities prior to such transaction hold less than 50% of the outstanding voting securities of the acquiring or surviving corporation, or the consummation of a sale, license, or transfer of all or substantially all of the Company’s assets.

(b)	Earning of Performance Share Units

(i)	During the Performance Period, (A) at the end of each calendar quarter or (B) upon an earlier Liquidation Event, the Performance Share Units shall be eligible to become earned based on the Company’s Market Capitalization, as follows:

Market Capitalization	Performance Share Units earned
≤ $100 million	0%
≥ $1.1 billion	100%
Between $100 million and $1.1 billion	Linear interpolation applies

(ii)	The number of Performance Share Units that become earned at the end of each calendar quarter or upon an earlier Liquidation Event during the Performance Period shall be the number determined in accordance with the table in Section 3(b)(i) immediately above, less any Performance Share Units earned in prior calendar quarters. See Section 12 below for an example.

(iii)	“Market Capitalization” means the Fair Market Value of all of the outstanding shares of Common Stock, as determined by the Board, based on the average of (1) the average high daily trading price during the last month of the applicable calendar quarter and (2) the average low daily trading price during the last month of the applicable calendar quarter; provided, however, that Market Capitalization in the event of a Liquidation Event shall be based on the applicable transaction price.

(c)	Payment of Performance Share Units

(i)	For any Performance Share Units that become earned pursuant to Section 3(b) immediately above, 50% shall be paid as soon as practicable (generally within 30 days) after becoming earned; and 50% shall be deferred and paid as soon as practicable (generally within 30 days) after December 31, 2018, subject to your continued Service through such date (the “Deferred Units”).

(ii)	You shall be entitled to receive one Share for each Performance Share Unit that becomes earned and payable.

(d)	Impact of Separation from Service

(i)	Except as otherwise provided in your employment agreement, upon your Separation from Service for any reason, any Performance Share Units that have not been earned pursuant to Section 3(b) above and any Deferred Units that have not been earned pursuant to Section 3(c) above shall be immediately canceled and forfeited.

4.	You shall have no voting, dividend, dividend equivalent, or other rights as a Stockholder with respect to the Performance Share Units unless and until Shares have been issued and delivered pursuant to this Award Agreement.

5.	You agree that you shall comply with (or provide adequate assurance as to future compliance with) all applicable securities laws and income tax laws as determined by the Company as a condition precedent to the delivery of any Shares pursuant to this Award Agreement. In addition, you agree that, upon request, you shall furnish a letter agreement providing that (i) you shall not distribute or resell any of said Shares in violation of the Securities Act, (ii) you shall indemnify and hold the Company harmless against all liability for any such violation, and (iii) you shall accept all liability for any such violation.

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6.	You may designate a beneficiary to receive payment in connection with the Performance Share Units awarded hereunder in the event of your death while in Service in accordance with the Company’s beneficiary designation procedures, as in effect from time to time. If you do not designate a beneficiary or if your designated beneficiary does not survive you, then your beneficiary shall be your estate.

7.	The existence of this Award shall not affect in any way the right or power of the Company or the Stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of, or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8.	The Company may, in its sole discretion, decide to deliver any documents related to this or future Awards that may be granted under the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by interoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person the Company may notify you of from time to time; and to you at your electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as you, by notice to the Company, may designate in writing from time to time.

9.	Regardless of any action the Company takes with respect to any or all income tax, payroll tax, or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items owed by you is and remains your responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant of Performance Share Units, including the grant and earning of the Performance Share Units, the subsequent sale of Shares acquired upon the earning of the Performance Share Units, and the receipt of any dividends; and (ii) does not commit to structure the terms of the grant or any aspect of the Performance Share Units to reduce or eliminate your liability for Tax-Related Items. In the event the Company determines that it must withhold any Tax-Related Items as a result of your participation in the Plan, you agree as a condition of the grant of the Performance Share Units to make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements, including, but not limited to, withholding any applicable Tax-Related Items from the pay-out of the Performance Share Units. In addition, you authorize the Company to fulfill its withholding obligations by all legal means, including, but not limited to: withholding Tax-Related Items from your other cash compensation the Company pays to you; withholding Tax-Related Items from the cash proceeds, if any, received upon sale of any Shares received in payment for your Performance Share Units; and at the time of payment, withholding Shares sufficient to meet minimum withholding obligations for Tax-Related Items. The Company may refuse to issue and deliver Shares in payment of any earned Performance Share Units if you fail to comply with any withholding obligation.

10.	This Award is intended to comply with the requirements of Code Section 409A, to the extent applicable. Notwithstanding any provision of the Plan or the Award Agreement to the contrary, this Award shall be interpreted, operated, and administered consistent with this intent.

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11.	In the event any provision of this Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Award Agreement, and this Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. This Award Agreement together with any applicable provisions of any employment agreement constitute the final understanding between you and the Company regarding the Performance Share Units; provided that in the event of any conflict between the terms of an employment agreement and this Award Agreement, the terms of the employment agreement govern. Any prior agreements, commitments, or negotiations concerning the Performance Share Units are superseded.

12.	Example

Assumptions

•	Maximum Award: 1,000 Performance Share Units (PSUs)
•	Market Capitalization:
o	Q1 = $100 million
o	Q2 = $200 million
o	Q3 = $150 million
o	Q4 = $250 million

(1)	Q1 Result
o	Market Capitalization = $100 million; results in 0% of PSUs earned

(2)	Q2 Result
o	Market Capitalization = $200 million; results in 10% of PSUs earned
▪	1,000 PSUs x 10% = 100 PSUs earned
o	Reduced for aggregate PSUs earned in prior quarters
▪	100 PSUs - 0 PSUs = 100 net PSUs earned
o	Delivery of PSUs
▪	50 PSUs (i.e., 50% of net PSUs earned) paid immediately (less tax withholding)
▪	50 PSUs (i.e., 50% of net PSUs earned) deferred to 12/31/18, subject to continued Service

(3)	Q3 Result
o	Market Capitalization = $150 million; results in 5% of PSUs earned
▪	1,000 PSUs x 5% = 50 PSUs earned
o	Reduced for aggregate PSUs earned in prior quarters
▪	50 PSUs - 100 PSUs = 0 net PSUs earned

(4)	Q4 Result
o	Market Capitalization = $250 million; results in 15% of PSUs earned
▪	1,000 PSUs x 15% = 150 PSUs earned
o	Reduced for aggregate PSUs earned in prior quarters
▪	150 PSUs - 100 PSUs = 50 net PSUs earned
o	Delivery of PSUs
▪	25 PSUs (i.e., 50% of net PSUs earned) paid immediately (less tax withholding)
▪	25 PSUs (i.e., 50% of net PSUs earned) deferred to 12/31/18, subject to continued Service

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IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed by its duly authorized officer, and you have hereunto set your hand, all as of the Grant Date.

ENERGOUS CORPORATION

By:
(Grantee Signature)		Stephen R. Rizzone President and CEO

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